EXHIBIT 10.15

AGREEMENT

THIS AGREEMENT is entered into on the 15th day of May, 2006, by and between DAVID AUBEL (hereinafter referred to as “AUBEL”) and VIDEO WITHOUT BOUNDARIES, INC., a Florida corporation (hereinafter referred to as “VIDEO”).

W I T N E S S E T H:

WHEREAS, AUBEL has a substantial outstanding indebtedness in VIDEO;

WHEREAS, the parties entered into a modification on December 3, 2005 modifying the prior agreement and restricting and setting forth the ability of AUBEL to convert outstanding debt against stock to be no more than at three (3%) percent of the outstanding stock in any one quarter from the date of that agreement;

WHEREAS, AUBEL is required and has been required to lend additional substantial sums of money quarterly subsequent to the December 3, 2005 agreement;

WHEREAS, the parties wish to modify the December 3, 2005 agreement relating to the conversions of shares of stock and more particularly paragraph 2(d) of same;

NOW THEREFORE, in consideration of the foregoing, and Ten ($10.00) Dollars in hand paid by each party hereto unto the other, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby jointly and severally acknowledged, and the covenants, promises, representations, guarantees and the agreements herein contained;

IT IS MUTUALLY AGREED, by and between the Parties hereto as follows:

1.  The above recitals are true and correct.

2.  In consideration for AUBEL agreeing to continue to fund VIDEO’S deficit or shortfall in the future up to and through at least 2006, and has agreed to fund no less than Five Hundred Thousand ($500,000.00) Dollars of additional monies and thereafter at the right of AUBEL, VIDEO has agreed to allow AUBEL to convert any of his debt at a rate of forty (40%) percent of the then closing price of the stock on the date of conversion as so requested by AUBEL.  AUBEL may convert outstanding debt against stock to be no more than nine (9%) percent of the outstanding stock in any one quarter from the date of this agreement;

3.  The agreement is entered into freely and there are no oral representations made except as contained in this agreement.

/s/ DAVID AUBEL
David Aubel

Video Without Boundaries, Inc.

/s/ JEFFREY HARRELL
Jeffrey Harrell,
President & CEO